UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2013

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street San

Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Riverbed Technology, Inc. (“Riverbed” or the “Company”) held on May 22, 2013 (the “Annual Meeting”), the stockholders of Riverbed elected two (2) members of the Company’s Board of Directors to serve until the 2016 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified. The table below presents the voting results of the election of the Company’s Board of Directors.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non- Votes*
Mark A. Floyd	119,698,755	7,300,579	161,732	25,563,024
Christopher J. Schaepe	119,492,075	7,506,835	162,156	25,563,024

*	Abstentions and broker non-votes do not affect the outcome of the election.

The following directors, in addition to Messrs. Floyd and Schaepe, will continue to serve as members of the Company’s Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified: Michael R. Kourey, Mark S. Lewis, Satya Nadella, Michael Boustridge, Jerry M. Kennelly and Kimberly S. Stevenson.

In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Proposal to ratify the appointment by the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.	150,650,261	1,474,455	599,374	0
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	116,904,096	9,697,565	559,405	25,563,024
Proposal to approve an amendment to the Company’s 2006 Employee Stock Purchase Plan (ESPP) to increase the number of authorized shares available for grant under the ESPP.	122,110,336	4,568,850	481,880	25,563,024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date: May 24, 2013	By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President of Corporate and Legal Affairs